                             AB PLASTICS CORPORATION
                           15730 South Figueroa Street
                            Gardena, California 90247


                                                              September 27, 1996


Mr. James S. Adams
70 Rockinghorse Road
Rancho Palos Verdes, California  90274

Dear Jim:

                  This will confirm our agreement with respect to your continued employment with AB Plastics Corporation (the "Company"), primarily in connection with customer relations and strategic long-term planning, subject to the terms and conditions set forth herein.

                  1. The Company has agreed to employ you, and you have agreed to be employed with the Company, in a management capacity, primarily in connection with customer relations and strategic long-term planning, from the date hereof through and including June 30, 1999. You will initially have the title of President of the Company, but the Company reserves the right to change your title at any time in the Company's sole discretion and/or to assign you other or additional titles at any time and from time to time. You will perform your services hereunder from time to time, at the Company's reasonable request, at such times and in such manner as shall be mutually agreeable, including (a) attending meetings at the Company's offices, (b) working with the Company's personnel in customer relations and development matters, developing long-term strategy and new business ideas, and fostering business relationships on behalf of the Company, and (c) participating in such other projects and functions as may be mutually agreeable. Throughout the term of this agreement, you will have the non-assignable right, at your discretion, to serve on the Board of Directors of the Company (the "Board"). You will report directly to an Executive Committee of the Board comprised of Michael A. Gibbs and Geoffrey J. F. Gorman, provided that if either of Messrs. Gibbs or Gorman is not serving on the Board at any time, then his replacement shall be as determined by a majority of the members of the Board.

                  2. Although your services hereunder will require a significant portion of your business time, the Company will not require your full-time services, and will endeavor to be flexible as to the specific times and manner in which your services will be required. In particular, it is expected that you will provide substantial services hereunder to the Company during the first year of this agreement, but that, during the balance of the term of this agreement, your services will be substantially reduced and will generally be provided at times primarily within your discretion. You may perform services for other businesses provided that same do not (a) interfere with your commitments and responsibilities to the Company hereunder, and (b) violate the provisions of the Non-Competition and Non-Disclosure Agreement of even date herewith by and among AB Plastics Holding Corporation, the Company and yourself (the "Non-Competition Agreement").

                  3. As compensation for all of your services hereunder, the Company will pay you a salary at the rate of $100,000 per annum, which will be payable periodically (but in no event less frequently than monthly) in accordance with the Company's standard payroll practices from time to time. During the period of your employment hereunder, the Company will also continue to make payments, consistent with past practice, in respect of the leasing of your Company-provided automobile. The Company will also make available to you (and, with respect to health and medical insurance, members of your immediate family in the manner and to the extent provision therefor is included in the subject benefit plan), throughout the period of your employment hereunder, such further benefits and perquisites as are generally provided by the Company to its management employees, including but not limited to eligibility for participation in any group life, health, dental or accident insurance, pension plan, profit-sharing plan, or other such benefit plan or policy maintained by the Company from time to time; provided, however, that nothing herein contained shall be deemed to require the Company to adopt or maintain any particular plan or policy.

                  4. In order to assist you in providing your services hereunder, the Company will, as and to the extent reasonably required by you in connection with such services, provide you with the use of an office, telephone, fax and other reasonable and customary administrative support at the Company's offices. The Company will also reimburse you for any and all reasonable expenses (including travel, transportation, meals and lodging) which you may incur from time to time in connection with your services hereunder; provided, however, that no reimbursement shall be made for any expenses that are not deductible (in whole or in part) for federal income tax purposes; and further provided, that any individual expense item in excess of $500, and any and all expense items over and above $1,500 (in the aggregate) in any calendar month, shall first be approved by the Chairman of the Company, or by the President of the Company (unless you are then serving as the President of the Company).

                  5. The Company reserves the right to terminate this agreement in the event that (a) you commit any fraud, criminal misconduct, self-dealing, or gross or willful misconduct in connection with the performance of your responsibilities hereunder, (b) you die or become physically or mentally disabled or impaired so as to prevent you from continuing the normal performance of your responsibilities hereunder for a period in excess of three (3) consecutive months, (c) you commit or suffer any breach of the Non-Competition Agreement, or (d) you repeatedly fail, refuse or are unable to perform services requested hereunder as and to the extent contemplated hereby. You will have the right to terminate this agreement upon 14 days' prior written notice to the Company in the event that the Company fails to make any required payment hereunder within 20 days after written notice of non-payment is given to the Company. In the event of any termination of this agreement, the Company will be liable for, and will pay to you or your estate or personal representative, as the case may be, all salary and other compensation hereunder accrued through the effective date of termination; provided, that in the event that this agreement is terminated by reason of your death or disability, the Company will nonetheless continue to provide you with your salary and health and medical benefits (including medical insurance for yourself and your family, subject to the terms of the applicable benefit plan) for the remainder of the stated term of this agreement (i.e., through June 30, 1999). Termination shall be without prejudice to any other rights and remedies of the parties, subject to any applicable requirements to mitigate damages.

                  6. In the event of any suit, action or proceeding brought against you as a direct result of your performance of your duties under this agreement, unless the suit, action or proceeding arose out of your own negligence, misconduct or other ultra vires act, or in any other instance in which there may be a conflict of interest between the Company's defense and your defense, the Company will defend, indemnify and hold you harmless from and against all damages, losses, costs and expenses (including reasonable costs of defense) sustained or incurred by you in respect of such action, suit or proceeding or the subject matter thereof.

                  7. You will not assign or attempt to assign any of your rights or obligations hereunder without the express prior written consent of the Company. You will notify the Company of any change in your permanent residence from that indicated above, or of any anticipated absence from your permanent residence for a period in excess of one (1) month; provided, however, that your failure to give any such notice will not affect the Company's obligations hereunder.

                  8. Any amendment or modification of this agreement, or any waiver hereunder, must be in writing and signed by the party to be charged therewith.

                  9. This agreement will be governed by and construed in accordance with the laws of the State of California.

                  If the foregoing accurately reflects our agreement and understanding with respect to the subject matter hereof, kindly acknowledge same by countersigning and returning a counterpart copy of this letter, whereupon same shall become an agreement between us which shall be binding upon and inure to the benefit of us and our respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

                                                         Very truly yours,

                                                         AB PLASTICS CORPORATION


                                                         By:/s/ Michael A. Gibbs
                                                            --------------------

Acknowledged and Agreed To:


/s/James S. Adams
----------------------------
James S. Adams